EXHIBIT 10.2
THIRD AMENDMENT
TO THE
A. H. BELO SAVINGS PLAN
     A. H. Belo Corporation, a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to the A. H. Belo Savings Plan (the “Plan”).
     1. Appendix A of the Plan (“Participating Employers”) is amended by adding the following entity thereto:
Belo Technology Assets, Inc.
     Executed at Dallas, Texas, this 31st day of March, 2009.

A. H. BELO CORPORATION
By	/s/ Sheila Hartley
Sheila Hartley
Vice President/Human Resources